Exhibit 99.1

Nevada Gold Holdings Inc. Announces 1-for-15 Reverse Stock Split

Walnut Creek, CA, October 7, 2010 – Nevada Gold Holdings, Inc. (OTCBB: NGHI), a mineral exploration company focused on identifying and developing large-scale gold deposits in Nevada, today announced that its one-for-fifteen reverse stock split of the Company’s common stock, which became effective for corporate purposes on September 15, 2010, became effective on the OTC Bulletin Board for trading purposes at the opening of business on October 5, 2010. FINRA has advised the Company’s that its common stock will be trading under the symbol “NGHID” for 20 business days in connection with the reverse stock split. The ticker symbol should revert to “NGHI” on or about November 2, 2010.

As a result of the reverse stock split, every fifteen shares of common stock outstanding will be exchanged for one share of common stock and the total number of shares outstanding will be reduced from approximately 76.4 million to approximately 5.1 million. No fractional shares will be issued in association with the reverse stock split, and holders who would otherwise receive fractional shares will have their shares rounded up to the next whole share.

“This is an important first step to revamp the capitalization of the Company and begin our financial restructuring,” said CEO David Rector. “We believe that this will enable us to attract new investors and pave the way for planned financing for our drilling project on the Tempo property.”

About Nevada Gold Holdings, Inc.
Headquartered in Walnut Creek, CA, Nevada Gold Holdings, Inc. engages in the acquisition, exploration, and development of gold properties.  The Company’s experienced management seeks to identify world class gold deposits by applying advanced geological and geophysical methods to high potential exploration properties located in the productive gold mining regions of Nevada. The Company currently holds a lease on one property, the Tempo prospect, located approximately 20 miles northwest of Austin, Nevada. Tempo consists of 206 contiguous unpatented lode claims, totaling about 4000 acres, and is located within the north-south trending Rabbit Creek Gold Trend. The Company’s current plan is to explore for gold at Tempo and to acquire future exploration prospects, and ultimately to develop Nevada Gold Holdings into a successful exploration company.

More information about the Company may be found at: www.nevadagoldholdings.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are "forward-looking statements." Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital to fund its current and proposed planning, exploratory, and drilling activities; (ii) the risk that a commercially exploitable gold deposit will not be found on the Company’s property; (iii) the Company’s ability to locate and acquire future exploration prospects; (iv) the Company’s ability to attract and retain qualified professionals; (v) the price of gold on the world markets; (vi) competitive factors and developments beyond the Company's control; and (viii) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."  Except as otherwise required by law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this news release to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact Information

Nevada Gold Holdings, Inc.
Investor Relations
Ph: 208-930-4090
ir@nevadagoldholdings.com